                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         ATLANTIC AMERICAN CORPORATION

                     (AS AMENDED THROUGH DECEMBER 19, 2002)


                                   ARTICLE I.

The name of the corporation is Atlantic American Corporation.

                                  ARTICLE II.

The corporation is organized pursuant to the Business Corporation Code of the State of Georgia.

                                  ARTICLE III.

The duration of the corporation shall be perpetual.

                                  ARTICLE IV.

The purposes for which the corporation are organized is as follows:

(a) To generally engage in the business of buying, selling or otherwise dealing in notes, accounts, bonds, debentures, securities, chooses in action, coupons and other negotiable instruments and evidences of debt, and any and all other forms of real, personal or mixed property; to form, promote, subsidize and assist companies, corporations, syndicates, joint ventures, partnerships and business enterprises of all kinds; to guarantee, become surety upon or endorse the contracts or obligations of any other corporation, individual or business entity, whether purely accommodation or not, and whether the corporation has any direct interest in the subject matter so guaranteed or endorsed; to lend the capital of the corporation and such other funds as it may from time to time lawfully acquire upon such security as may be agreed; and to generally carry on and undertake any business undertaking, transaction or operation commonly carried on in connection with the operation of a general business, industrial, investment, and lending finance operation.

(b) To purchase, acquire, hold, pledge, exchange and otherwise deal in, either alone or in conjunction with others, stocks, bonds, debentures, rights, warrants, and any other kinds or types of securities of any sort or kind of any corporation, association, partnership, syndicate, entity, person or authority, domestic or foreign; to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options, entitling the holder thereof to purchase shares of stock or any other security of the corporation on such terms as may be provided, so long as shares of stock with a par value to be received on the exercise of such rights or options shall be paid for at a price at least equal to the par value thereof.

(c) To buy, own, hold, mortgage, lease, encumber, sell, exchange, assign, transfer, acquire by gift, device or otherwise and otherwise to deal in generally real, personal and intangible property of whatsoever kind or sort wherever situated.

(d) Generally to do any and all things necessary, convenient or appropriate which are incidental or connected with any of the business activities mentioned above.

                                   ARTICLE V.

         The total number of shares of capital stock of the Corporation shall be 54,000,000, which shall consist of (a) 50,000,000 shares of common stock of the par value of $1.00 per share ("Common Stock"), and (b) 4,000,000 shares of Preferred Stock of the par value of $1.00 per share ("Preferred Stock"), of which Preferred Stock (i) 30,000 shares shall be designated as "Series A Convertible Preferred Stock" having the powers, preferences and rights heretofore designated as part of these Restated Articles of Incorporation, (ii) 134,000 shares shall be designated as "Series B Preferred Stock" having the powers, preferences and rights heretofore designated as part of these Restated Articles of Incorporation, and (iii) 100,000 shares shall be designated as "Series C Preferred Stock" having the powers, preferences and rights set forth in the Statement of Relative Rights and Preferences of the Series C Preferred Stock attached hereto as Exhibit A and made a part of the Corporation's Restated Articles of Incorporation.

         The following is a statement fixing certain of the designations and the powers, voting powers, preferences and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the corporation, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly granted to the Board of Directors of the corporation to fix any such provisions not fixed hereby:

         A.       Preferred Stock

         The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences and relative, participating, optional, or other special rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively, the "Series Terms"), shall be such as are stated and expressed in the resolution or resolutions providing the issue of such series of Preferred Stock (the "Series Terms Resolution") adopted by the Board of Directors. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers may by resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by law) shall be limited to determination of the following:

         1) The number of shares constituting that series and the distinctive designation of that series;

         2) The rate of dividend on the shares of the series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         3) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

         4) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

         5) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

         7) The rights of the shares of that series in the event of voluntary or involuntary liquidation of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

         Any of the Series Terms, including voting rights, of any series may be dependent upon facts ascertainable outside the Articles of Incorporation and the Series Terms Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in the Articles of Incorporation or in the Series Terms Resolution.

         B.       Common Stock

                  1. Dividends. Subject to the rights of the holders of shares of any series of Preferred Stock set forth in any Series Terms Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the corporation.

                  2. Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the corporation and the payment or setting aside for payment of any preferential amount due to the holders of shares of any series of Preferred Stock, the holders of Common Stock, subject to the rights of the holders of any shares of any class of stock or series ranking on a parity with the Common Stock as to payments or distributions in such event, shall be entitled to receive ratably any and all assets of the corporation remaining to be paid or distributed.

                  3. Voting Rights. Subject to the rights of the holders of shares of any series of Preferred Stock set forth in any Series Terms Resolution, the holders of the Common Stock of the corporation shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them.

         C.       Retirement of Shares

         Unless otherwise provided in a Series Terms Resolution with respect to a particular series of Preferred Stock, all shares of Preferred Stock redeemed or acquired by the corporation (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares.

         D.       No Preemptive Rights

         Unless otherwise provided with respect to a particular series of Preferred Stock in a Series Terms Resolution, no holder of shares of capital stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of capital stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of capital stock of the corporation.

                                  ARTICLE VI.

         The principal office of the corporation shall be located in DeKalb County, Georgia.

                                  ARTICLE VII.

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in
Section 14-2-154 of the Georgia Business Corporation Code, as amended, and its successor provisions, or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE III.

         All shares previously reacquired by the corporation pursuant to the power of the corporation to purchase its own shares conferred generally by law (and not heretofore cancelled by action of the Board of Directors or resold) and all shares hereafter so reacquired shall become treasury shares of the corporation, and shall remain such unless and until resold or cancelled by action of the Board of Directors.

                                   EXHIBIT A

                       RELATIVE RIGHTS AND PREFERENCES OF
                  THE SERIES A CONVERTIBLE PREFERRED STOCK OF
                         ATLANTIC AMERICAN CORPORATION

         Pursuant to authority granted in the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation has been authorized to issue in series 4,000,000 shares of the Corporation's Preferred Stock of the par value of $1.00 per share, and to designate by resolution the relative rights and preferences of each series so established. By resolution of the Board of Directors, the Corporation has established a series of such Preferred Stock consisting of 30,000 shares and has designated said series as the "Series A Convertible Preferred Stock."

         For the purposes of this statement, "Corporation" shall mean Atlantic American Corporation, a Georgia corporation;

         "Board of Directors" shall mean the board of directors of the Corporation;

         "Series A Preferred Stock" shall mean the 30,000 shares of Series A Convertible Preferred Stock of the par value of $1.00 per share of the Corporation;

         "Common Stock" shall mean the common stock of the par value of $1.00 per share of the Corporation; and

         "Original Issue Date" shall mean the date on which the first share of Series A Preferred Stock was originally issued.

         The voting powers, preferences, and the relative, participating, optional and other rights granted to and imposed upon the Series A Preferred Stock are as follows:

         (a) Dividend Rights. From and after the issuance of the Series A Preferred Stock, the holders of outstanding shares of the Series A Preferred Stock shall be entitled to receive, and shall be paid, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative dividends at the annual rate of Ten Dollars and Fifty Cents ($10.50) per share, payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 1988, to stockholders of record on a date not more than twenty (20) days prior to the date on which such cash dividends are payable, said dividends to commence accrual on the Original Issue Date. Such dividends shall be prior and in preference to any declaration of payment of any dividend on the Common Stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock in respect of dividends or distributions upon liquidation. Such dividends shall be cumulative and shall accrue whether or not declared by the Board of Directors. No cash dividends shall be paid on the Common Stock or any other junior stock (except stock dividends of Common Stock or any other junior stock), until all dividends accrued on any outstanding shares of the Series A Preferred Stock and all other series of preferred stock ranking on a parity with the Series A Preferred Stock, whether or not declared, have been set apart and fully paid. No accumulation of dividends on the Series A Preferred Stock shall bear interest.

         In the event cash dividends are not paid in full on all outstanding shares of the Series A Preferred Stock and any other series of preferred stock ranking on a parity with the Series A Preferred Stock, shares of the Series A Preferred Stock and shares of such other series of preferred stock shall be entitled to proportionate amounts of the funds available for their respective dividend requirements based upon the payments required to be made on the Series A Preferred Stock and each such other series of preferred stock then outstanding.

         (b) Liquidation Rights. In the event of liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock will be entitled to receive, from the assets of the Corporation available for distribution to stockholders, an amount equal to One Hundred Dollars ($100.00) per share, plus all accrued but unpaid dividends on such shares, whether or not declared, before any distribution shall be made or set apart for holders of Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock in respect of dividends or distributions upon liquidation. The holders of Series A Preferred Stock shall be entitled to no further participation in any remaining assets of the Corporation. If, upon any liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series A Preferred Stock and any other class or series of preferred stock ranking on a parity with the Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall constitute a liquidation as used in this Section (b).

         (c) Voting Rights. Except as required by law or indicated below, the holders of shares of the Series A Preferred Stock shall have no voting rights.

         Whenever dividends on the Series A Preferred Stock are in arrears in an amount equal to or exceeding six (6) quarterly dividends, then during the period commencing with such time and ending with the time when all arrears in dividends on the Series A Preferred Stock have been paid and the full dividend on the Series A Preferred Stock for the current quarterly dividend period has been paid or declared and set aside for payment, the holders of the Series A Preferred Stock, voting together as a class, shall be entitled to vote on all matters put to a vote of the stockholders of the Corporation and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock, with each share of Series A Preferred Stock entitling the holder thereof to one (1) vote.

         In addition to any other rights provided by law, so long as any shares of the Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred Stock, voting together as a class, amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws, as amended, or file any certificate of designations, preferences and rights of any series of preferred stock, if such action would materially and adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock. Nothing herein shall be deemed to restrict the Board of Directors from amending the terms hereof prior to the issuance of any shares of the Series A Preferred Stock.

         (d) Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

                  (1) Right to Convert.

                           (A) Each share of the Series A Preferred Stock shall
                  be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into fully paid and nonassessable shares of Common Stock at the initial conversion rate of Sixteen and Six Hundred and Sixty-Seven One Thousandths (16.667) fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock, subject, however, to the adjustments described below. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate."

                           (B) No fractional shares of Common Stock shall be
                  issued upon conversion of Series A Preferred Stock and if any shares of Series A Preferred Stock surrendered by a holder, in the aggregate, for conversion would otherwise result in a fractional share of Common Stock, then such fractional share shall be redeemed at the then effective Conversion Price (as hereinafter defined) per share, payable as promptly as possible when funds are legally available therefor.

                           (C) The right of conversion with respect to shares
                  of Series A Preferred Stock called for redemption shall terminate at the close of business on the fifth business day preceding the date fixed for redemption, or, if not a business day, the next succeeding business day.

                  (2) Mechanics of Conversion. Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and accompanied by properly executed stock powers, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if different from the name in which the Series A Preferred Stock being surrendered is registered, as shown on the books and records of the Corporation, and shall pay any applicable transfer tax. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way which might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of the Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. All certificates issued upon the exercise of the conversion shall contain a legend governing restrictions upon such shares imposed by applicable securities laws.

                  (3) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A Preferred Stock, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

                  (4) Adjustments for Dividends, Distributions and Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder of such Common Stock Equivalents for the additional shares of Common Stock, without a proportionate and corresponding dividend or other distribution to holders of Series A Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed, for purposes of this Subsection (d)(4), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction,

                           (A) the numerator of which shall be the total number
                  of shares of Common Stock (x) issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding (not including any shares described in clause (y) immediately below), immediately prior to the time of such issuance or the close of business on such record date, plus
                  (y) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

                           (B) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

         provided, however, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this Subsection (d)(4) as of the time of actual payment of such dividends or distributions; or (ii) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease or increase in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; or (iv) in the event of issuance of Common Stock Equivalents which expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustments of the Conversion Rate shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustment shall be made in the manner provided in this Subsection (d)(4).

                  (5) Adjustment of Conversion Rate for Diluting Issues. The amount obtained by dividing One Hundred Dollars ($100.00) by the Conversion Rate shall be called the "Conversion Price." Except as otherwise provided in this Subsection (d)(5), in the event the Corporation after the Original Issue Date sells or issues any Common Stock or Common Stock Equivalents at a per share consideration (as defined below) less than the Conversion Price then in effect for the Series A Preferred Stock, then the Conversion Rate and the Conversion Price then in effect shall be adjusted as provided in paragraphs (A),
         (B) and (C) hereof. With respect to the sale or issuance of Common Stock Equivalents which are convertible into or exchangeable for Common Stock without further consideration, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents. With respect to the issuance of other Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents plus the total consideration receivable by the Corporation upon the conversion or exercise of such Common Stock Equivalents. The issuance of Common Stock or Common Stock Equivalents for no consideration or for less than $1.00 per share shall be deemed to be an issuance at a per share consideration of $1.00. In connection with the sale or issuance of Common Stock and/or Common Stock Equivalents for noncash consideration, the amount of consideration shall be determined by the Board of Directors. For the purposes of the foregoing, the per share consideration with respect to the sale or issuance of Common Stock or Common Stock Equivalents shall be the price per share received by the Corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs.

                  As used in this Subsection (d)(5), "Additional Shares of Common Stock" shall mean either shares of Common Stock issued subsequent to the Original Issue Date or, with respect to the issuance of Common Stock Equivalents subsequent to the Original Issue Date, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in exchange for, upon conversion of, or upon exercise of such Common Stock Equivalents.

                           (A) Upon each issuance of Common Stock for a per
                  share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series A Preferred Stock in effect on such date will be adjusted by multiplying it by a fraction:

                           (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock, plus the number of such Additional Shares of Common Stock so issued, and

                           (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate net consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase at the Conversion Price then in effect.

                           (B) Upon each issuance of Common Stock Equivalents,
                  exchangeable without further consideration into Common Stock, for a per share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series A Preferred Stock in effect on such date will be adjusted as in paragraph (A) of this Subsection (d)(5) on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of the Common Stock Equivalents, and the aggregate consideration received by the Corporation for such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (C) Upon each issuance of Common Stock Equivalents
                  other than those described in paragraph (B) of this Subsection (d)(5), for a per share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series A Preferred Stock in effect on such date will be adjusted as in paragraph (A) of this Subsection (d)(5) on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of such Common Stock Equivalents, and the aggregate consideration received and receivable by the Corporation on conversion or exercise of such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (D) Once any Additional Shares of Common Stock have
                  been treated as having been issued for the purpose of this Subsection (d)(5), they shall be treated as issued and outstanding shares of Common Stock whenever any subsequent calculations must be made pursuant hereto. On the expiration of any options, warrants or rights to purchase Additional Shares of Common Stock, the termination of any rights to convert or exchange for Additional Shares of Common Stock, the expiration of any options or rights related to such convertible or exchangeable securities on account of which an adjustment in the Conversion Rate has been made previously pursuant to this Subsection (d)(5) or the expiration or termination of any Common Stock Equivalents, then the Conversion Rate shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such options, warrants, rights, securities or options or rights related to such securities or Common Stock Equivalents been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities or upon the exercise of the Common Stock Equivalents. Any readjustment of the Conversion Rate shall also cause an appropriate readjustment of the Conversion Price, calculated by dividing the readjusted Conversion Rate into the initial Conversion Price.

                           (E) The foregoing notwithstanding, no adjustment of
                  the Conversion Rate or Conversion Price shall be made as a result of the issuance of the following, but such shares of Common Stock shall be deemed to be outstanding upon issuance for all other purposes hereof:

                           (x) shares of Common Stock relating to (i) outstanding options to purchase 229,125 shares of Common Stock issuable to officers and employees of the Corporation pursuant to employee stock option plans or to members of the Board of Directors, and (ii) 2,742,230 shares of Common Stock issuable upon conversion of the

                  Corporation's 8% Convertible Subordinated Notes Due May 15, 1997 (all such numbers to be appropriately adjusted in the event of any recapitalization, reorganization, stock dividend, stock split or similar event affecting the capital stock of the Corporation);

                           (y) any shares of Common Stock pursuant to which the Conversion Rate and Conversion Price have been adjusted under Subsection (3) or (4) of this Section (d); or

                           (z) any shares of Common Stock issued pursuant to the exchange, conversion or exercise of any Common Stock Equivalents which have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued.

                  (6) Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (d)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock, securities or assets of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (d) with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section (d) (including adjustment of the Conversion Rate and Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (7) No Adjustment. No adjustment to the Conversion Rate and Conversion Price shall be made if such adjustment would result in a change in the Conversion Price of less than one percent (l%). Any adjustment of less than one (1%) percent which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of one percent (1%) or more in the Conversion Price.

                  (8) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section (d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of Series A Preferred Stock.

                  (9) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities other than Series A Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                  (10) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (e) Redemption. The Series A Preferred Stock will not be redeemable, either in whole or in part, prior to March 15, 1991 unless the closing price per share of the Common Stock has been equal to or in excess of 150% of the then effective Conversion Price for at least twenty (20) out of thirty (30) consecutive trading days ending on the fifth day preceding the date notice of redemption is given. Subject to such restriction, the Series A Preferred Stock may be redeemed for cash at the option of the Corporation, either in whole or in part, at any time or from time to time, if redeemed from the Original Issue Date and before March 15, 1988, at One Hundred and Ten Dollars and Fifty Cents ($110.50) per share, and if redeemed during the twelve (12) month period beginning on March 15 of the year specified below, at the following redemption prices:

------------------------------------------------------------------------------------------------------------------
1988...........................$110.50                1993...............................................$104.66
1989...........................$109.33                1994...............................................$103.50
1990...........................$108.17                1995...............................................$102.33
1991...........................$107.00                1996...............................................$101.16
1992...........................$105.83                1997 and thereafter................................$100.00
------------------------------------------------------------------------------------------------------------------

    plus, in each case, an amount equal to the amount of all dividends accrued but unpaid (whether or not declared) to the date fixed for redemption.

         Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been or contemporaneously are declared and paid or set apart for payment for all past dividend periods, the Series A Preferred Stock may not be redeemed unless all outstanding preferred stock is redeemed, and neither the Corporation nor any subsidiary thereof may purchase any preferred stock, including shares of the Series A Preferred Stock, and neither the Corporation nor any subsidiary thereof may redeem or purchase any class or series of capital stock ranking junior to the Series A Preferred Stock in respect to dividends or distributions upon liquidation; provided, however, that the Corporation may complete the purchase or redemption of shares of preferred stock for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to such default in payment of dividends.

         If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by the Corporation from outstanding shares not previously called for redemption, pro rata, by lot, or in such other equitable manner as the Board of Directors may determine.

         Notice of any proposed redemption of Series A Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least thirty (30) days but not more than sixty (60) days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at such holder's address appearing on the books of the Corporation. On and after the date fixed for redemption dividends shall cease to accrue on the shares of Series A Preferred Stock called for redemption, whether or not the certificates for such shares are actually surrendered for redemption. All shares of Series A Preferred Stock redeemed pursuant to this Section (e) shall be restored to the status of authorized and unissued shares of preferred stock, undesignated as to series.

         (f) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States Postal Service, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

                                  STATEMENT OF
                       RELATIVE RIGHTS AND PREFERENCES OF
                        THE SERIES B PREFERRED STOCK OF
                         ATLANTIC AMERICAN CORPORATION

         Pursuant to authority granted in the Restated Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation has been authorized to issue in series 4,000,000 shares of the Corporation's Preferred Stock of the par value of $1.00 per share, and to designate by resolution the relative rights and preferences of each series so established. By resolution of the Board of Directors, the Corporation has established a series of such Preferred Stock consisting of 134,000 shares and has designated said series as the "Series B Preferred Stock."

         For the purposes of this statement, "Corporation" shall mean Atlantic American Corporation, a Georgia corporation;

         "Board of Directors" shall mean the board of directors of the Corporation;

         "Series B Preferred Stock" shall mean the 134,000 shares of Series B Preferred Stock of the par value of $1.00 per share of the Corporation;

         "Common Stock" shall mean the common stock of the par value of $1.00 per share of the Corporation; and

         "Original Issue Date" shall mean the date on which the first share of Series B Preferred Stock was deemed originally issued.

         The voting powers, preferences, and the relative, participating, optional and other rights granted to and imposed upon the Series B Preferred Stock are as follows:

         (a) Series B Stated Value. Each share of the Series B Preferred Stock shall have a stated value of $100.00 (the "Series B Stated Value").

         (b) Dividend Rights. From and after the issuance of the Series B Preferred Stock, the holders of outstanding shares of the Series B Preferred Stock shall be entitled to receive, and shall be paid, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative dividends on each share of Series B Preferred Stock at the annual rate of nine percent (9%) of the Series B Stated Value, payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year, said dividends to commence accrual on January 1, 1996. Such dividends shall be prior and in preference to any declaration of payment of any dividend on the Common Stock and any other class or series of capital stock ranking junior to the Series B Preferred Stock in respect of dividends or distributions upon liquidation. Such dividends shall be cumulative and shall accrue whether or not declared by the Board of Directors. No cash dividends shall be paid on the Common Stock or any other junior stock (except stock dividends of Common Stock or any other junior stock), until all dividends accrued on any outstanding shares of the Series B Preferred Stock and all other series of preferred stock ranking on a parity with the Series B Preferred Stock, whether or not declared, have been set apart and fully paid. No accumulation of dividends on the Series B Preferred Stock shall bear interest.

         In the event cash dividends are not paid in full on all outstanding shares of the Series B Preferred Stock and any other series of preferred stock ranking on a parity with the Series B Preferred Stock, shares of the Series B Preferred Stock and shares of such other series of preferred stock shall be entitled to proportionate amounts of the funds available for their respective dividend requirements based upon the payments required to be made on the Series B Preferred Stock and each such other series of preferred stock then outstanding.

         No dividends shall be paid on the Series B Preferred Stock, although such dividends shall still accrue, if the payment of such dividends would cause the Corporation to violate or constitute an occurrence of default under any provision of, or result in acceleration of any obligation under any note, loan, agreement, instrument or other arrangement to which the Corporation is bound.

         (c) Liquidation Rights. In the event of liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of the Series B Preferred Stock will be entitled to receive, from the assets of the Corporation available for distribution to stockholders, an amount equal to One Hundred Dollars ($100.00) per share, plus all accrued but unpaid dividends on such shares, whether or not declared, before any distribution shall be made or set apart for holders of Common Stock or any other class or series of capital stock ranking junior to the Series B Preferred Stock in respect of dividends or distributions upon liquidation. The holders of Series B Preferred Stock shall be entitled to no further participation in any remaining assets of the Corporation. If, upon any liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series B Preferred Stock and any other class or series of preferred stock ranking on a parity with the Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall constitute a liquidation as used in this Section (c).

         (d) Voting Rights. Except as required by law or indicated below, the holders of shares of the Series B Preferred Stock shall have no voting rights.

         In addition to any other rights provided by law, so long as any shares of the Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series B Preferred Stock, voting together as a class, amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws, as amended, or file any certificate of designations, preferences and rights of any series of preferred stock, if such action would materially and adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock. Nothing herein shall be deemed to restrict the Board of Directors from amending the terms hereof prior to the issuance of any shares of the Series B Preferred Stock.

         (e) Conversion. Except as set forth in the following paragraph, shares of the Series B Preferred Stock shall not be convertible into shares of Common Stock.

         In the event that (i) J. Mack Robinson, his spouse, lineal descendants, any trust created and existing solely for the benefit of any such person or persons, or any corporation, partnership, limited liability company or any other entity that controls, is controlled by or under common control with, or is in any other way an affiliate of any of the foregoing (collectively, the "Affiliates"), "beneficially own" (as determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) less than 50.1% of the Common Stock or (ii) the Corporation or the Affiliates enter into a definitive agreement providing for the sale or transfer of all of the outstanding shares of Common Stock to a third party that does not control, is not controlled by or is not under common control with, or is not in any other way an affiliate of, any of the Affiliates, or the merger of the Corporation with another entity such that after giving effect to the merger, the Affiliates will no longer "beneficially own" at least 50.1% of the voting equity of the surviving corporation in the merger, then in each such event of the holders of the Series B Preferred Stock shall have conversion rights as follows:

                  (1) Right to Convert.

                           (A) Each share of the Series B Preferred Stock shall
                  be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock at the initial conversion rate of twenty-five and six one-hundredths (25.06) fully paid and nonassessable shares of Common Stock for each share of Series B Preferred Stock, subject, however, to the adjustments described below. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate."

                           (B) No fractional shares of Common Stock shall be
                  issued upon conversion of Series B Preferred Stock and if any shares of Series B Preferred Stock surrendered by a holder, in the aggregate, for conversion would otherwise result in a fractional share of Common Stock, then such fractional share shall be redeemed at the then effective Conversion Price (as hereinafter defined) per share, payable as promptly as possible when funds are legally available therefor.

                  (2) Mechanics of Conversion. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and accompanied by properly executed stock powers, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if different from the name in which the Series B Preferred Stock being surrendered is registered, as shown on the books and records of the Corporation, and shall pay any applicable transfer tax. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way which might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of the Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. All certificates issued upon the exercise of the conversion shall contain a legend governing restrictions upon such shares imposed by applicable securities laws.

                  (3) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding

         Series B Preferred Stock, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

                  (4) Adjustments for Dividends, Distributions and Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder of such Common Stock Equivalents for the additional shares of Common Stock, without a proportionate and corresponding dividend or other distribution to holders of Series B Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed, for purposes of this Subsection (e)(4), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction,

                           (A) the numerator of which shall be the total number
                  of shares of Common Stock (x) issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding (not including any shares described in clause (y) immediately below), immediately prior to the time of such issuance or the close of business on such record date, plus
                  (y) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

                           (B) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

         provided, however, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this Subsection (e)(4) as of the time of actual payment of such dividends or distributions; or (ii) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease or increase in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; or (iv) in the event of issuance of Common Stock Equivalents which expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustments of the Conversion Rate shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustment shall be made in the manner provided in this Subsection (e)(4).

                  (5) Adjustment of Conversion Rate for Diluting Issues. The amount obtained by dividing One Hundred Dollars ($100.00) by the Conversion Rate shall be called the "Conversion Price." Except as otherwise provided in this Subsection (e)(5), in the event the Corporation after the Original Issue Date sells or issues any Common Stock or Common Stock Equivalents at a per share consideration (as defined below) less than the Conversion Price then in effect for the Series B Preferred Stock, then the Conversion Rate and the Conversion Price then in effect shall be adjusted as provided in paragraphs (A),
         (B) and (C) hereof. With respect to the sale or issuance of Common Stock Equivalents which are convertible into or exchangeable for Common Stock without further consideration, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents. With respect to the issuance of other Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents plus the total consideration receivable by the Corporation upon the conversion or exercise of such Common Stock Equivalents. The issuance of Common Stock or Common Stock Equivalents for no consideration or for less than $1.00 per share shall be deemed to be an issuance at a per share consideration of $1.00. In connection with the sale or issuance of Common Stock and/or Common Stock Equivalents for noncash consideration, the amount of consideration shall be determined by the Board of Directors. For the purposes of the foregoing, the per share consideration with respect to the sale or issuance of Common Stock or Common Stock Equivalents shall be the price per share received by the Corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs.

                  As used in this Subsection (e)(5), "Additional Shares of Common Stock" shall mean either shares of Common Stock issued subsequent to the Original Issue Date or, with respect to the issuance of Common Stock Equivalents subsequent to the Original Issue Date, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in exchange for, upon conversion of, or upon exercise of such Common Stock Equivalents.

                           (A) Upon each issuance of Common Stock for a per
                  share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series B Preferred Stock in effect on such date will be adjusted by multiplying it by a fraction:

                           (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock, plus the number of such Additional Shares of Common Stock so issued, and

                           (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate net consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase at the Conversion Price then in effect.

                           (B) Upon each issuance of Common Stock Equivalents,
                  exchangeable without further consideration into Common Stock, for a per share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series B Preferred Stock in effect on such date will be adjusted as in paragraph (A) of this Subsection (e)(5) on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of the Common Stock Equivalents, and the aggregate consideration received by the Corporation for such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (C) Upon each issuance of Common Stock Equivalents
                  other than those described in paragraph (B) of this Subsection (e)(5), for a per share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series B Preferred Stock in effect on such date will be adjusted as in paragraph (A) of this Subsection (e)(5) on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of such Common Stock Equivalents, and the aggregate consideration received and receivable by the Corporation on conversion or exercise of such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (D) Once any Additional Shares of Common Stock have
                  been treated as having been issued for the purpose of this Subsection (e)(5), they shall be treated as issued and outstanding shares of Common Stock whenever any subsequent calculations must be made pursuant hereto. On the expiration of any options, warrants or rights to purchase Additional Shares of Common Stock, the termination of any rights to convert or exchange for Additional Shares of Common Stock, the expiration of any options or rights related to such convertible or exchangeable securities on account of which an adjustment in the Conversion Rate has been made previously pursuant to this Subsection (e)(5) or the expiration or termination of any Common Stock Equivalents, then the Conversion Rate shall forthwith be readjusted to such Conversion Rate as would have been obtained had the adjustment made upon the issuance of such options, warrants, rights, securities or options or rights related to such securities or Common Stock Equivalents been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities or upon the exercise of the Common Stock Equivalents. Any readjustment of the Conversion Rate shall also cause an appropriate readjustment of the Conversion Price, calculated by dividing the readjusted Conversion Rate into the initial Conversion Price.

                           (E) The foregoing notwithstanding, no adjustment of
                  the Conversion Rate or Conversion Price shall be made as a result of the issuance of the following, but such shares of Common Stock shall be deemed to be outstanding upon issuance for all other purposes hereof:

                                    (w)      shares of Common Stock (i) issued
                           or issuable to employee benefit plans (including, but not limited to, stock option plans, tax-qualified employee retirement plans and current cash or stock bonus awards) of the Corporation, or to employees or beneficiaries pursuant to said plans whether currently in existence or hereafter adopted, and
                           (ii) relating to 514,351 shares of Common Stock issuable upon conversion of the Corporation's 8% Convertible Subordinated Notes Due May 15, 1997 (such number to be appropriately adjusted in the event of any recapitalization, reorganization, stock dividend, stock split or similar event affecting the capital stock of the Corporation);

                                    (x)      any shares of Common Stock
                           pursuant to which the Conversion Rate and Conversion Price have been adjusted under Subsection (3) or (4) of this Section (e);

                                    (y)      any shares of Common Stock issued
                           pursuant to the exchange, conversion or exercise of any Common Stock Equivalents which have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued; or

                                    (z)      Common Stock issued or issuable
                           with respect to which the holders of all the outstanding Series B Preferred Stock have waived in writing the right to any adjustment hereunder. In such event, such waiver shall be binding on all subsequent holders of Series B Preferred Stock.

                  (6) Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (e)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock, securities or assets of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (e) with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section (e) (including adjustment of the Conversion Rate and Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (7) No Adjustment. No adjustment to the Conversion Rate and Conversion Price shall be made if such adjustment would result in a change in the Conversion Price of less than one percent (l%). Any adjustment of less than one (1%) percent which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of one percent (1%) or more in the Conversion Price.

                  (8) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section (e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of Series B Preferred Stock.

                  (9) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities other than Series B Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                  (10) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (f) Redemption by Corporation. The Series B Preferred Stock may be redeemed for cash solely at the option of the Corporation, either in whole or in part, at any time or from time to time, at One Hundred Dollars ($100.00) per share, plus an amount equal to the amount of all dividends accrued but unpaid (whether or not declared) to the date fixed for redemption.

         Unless full cumulative dividends on all outstanding shares of the Series B Preferred Stock shall have been or contemporaneously are declared and paid or set apart for payment for all past dividend periods, the Series B Preferred Stock may not be redeemed unless all outstanding preferred stock is redeemed, and neither the Corporation nor any subsidiary thereof may purchase any preferred stock, including shares of the Series B Preferred Stock, and neither the Corporation nor any subsidiary thereof may redeem or purchase any class or series of capital stock ranking junior to the Series B Preferred Stock in respect to dividends or distributions upon liquidation; provided, however, that the Corporation may complete the purchase or redemption of shares of preferred stock for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to such default in payment of dividends.

         If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by the Corporation from outstanding shares not previously called for redemption, pro rata, by lot, or in such other equitable manner as the Board of Directors may determine.

         Notice of any proposed redemption of Series B Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least thirty (30) days but not more than sixty (60) days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at such holder's address appearing on the books of the Corporation. On and after the date fixed for redemption dividends shall cease to accrue on the shares of Series B Preferred Stock called for redemption, whether or not the certificates for such shares are actually surrendered for redemption. All shares of Series B Preferred Stock redeemed pursuant to this Section (f) shall be restored to the status of authorized and unissued shares of preferred stock, undesignated as to series.

         (g) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States Postal Service, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

                       RELATIVE RIGHTS AND PREFERENCES OF
                        THE SERIES C PREFERRED STOCK OF
                         ATLANTIC AMERICAN CORPORATION

         Pursuant to authority granted in the Restated Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation has been authorized to issue in series 4,000,000 shares of the Corporation's Preferred Stock of the par value of $1.00 per share, and to designate by resolution the relative rights and preferences of each series so established. By resolution of the Board of Directors, the Corporation has established a series of such Preferred Stock consisting of 100,000 shares and has designated said series as the "Series C Preferred Stock."

         For the purposes of this statement, "Corporation" shall mean Atlantic American Corporation, a Georgia corporation;

         "Board of Directors" shall mean the board of directors of the Corporation;

         "Series C Preferred Stock" shall mean the 100,000 shares of Series C Preferred Stock of the par value of $1.00 per share of the Corporation;

         "Common Stock" shall mean the common stock of the par value of $1.00 per share of the Corporation; and

         "Original Issue Date" shall mean the date on which the first share of Series C Preferred Stock was deemed originally issued.

         The voting powers, preferences, and the relative, participating, optional and other rights granted to and imposed upon the Series C Preferred Stock are as follows:

         (a) Series C Stated Value. Each share of the Series C Preferred Stock shall have a stated value of $100.00 (the "Series C Stated Value").

         (b) Dividend Rights. From and after the issuance of the Series C Preferred Stock, the holders of outstanding shares of the Series C Preferred Stock shall be entitled to receive, and shall be paid, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative dividends on each share of Series C Preferred Stock at the annual rate of nine percent (9%) of the Series C Stated Value, payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year, said dividends to commence on January 1, 2001. Such dividends shall be prior and in preference to any declaration of payment of any dividend on the Common Stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock in respect of dividends or distributions upon liquidation. Such dividends shall be cumulative and shall accrue whether or not declared by the Board of Directors. No cash dividends shall be paid on the Common Stock or any other junior stock (except stock dividends of Common Stock or any other junior stock), until all dividends accrued on any outstanding shares of the Series C Preferred Stock and all other series of preferred stock ranking on a parity with the Series C Preferred Stock, whether or not declared, have been set apart and fully paid. No unpaid dividends on the Series C Preferred Stock shall bear interest.

                  In the event cash dividends are not paid in full on all outstanding shares of the Series C Preferred Stock and any other series of preferred stock ranking on a parity with the Series C Preferred Stock, shares of the Series C Preferred Stock and shares of such other series of preferred stock shall be entitled to proportionate amounts of the funds available for their respective dividend requirements based upon the payments required to be made on the Series C Preferred Stock and each such other series of preferred stock then outstanding.

                  No dividends shall be paid on the Series C Preferred Stock, although such dividends shall still accrue, if the payment of such dividends would cause the Corporation to violate or constitute an occurrence of default under any provision of, or result in acceleration of any obligation under any note, loan, agreement, instrument or other arrangement to which the Corporation is bound.

         (c) Liquidation Rights. In the event of liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of the Series C Preferred Stock will be entitled to receive, from the assets of the Corporation available for distribution to stockholders, an amount equal to One Hundred Dollars ($100.00) per share, plus all accrued but unpaid dividends on such shares, whether or not declared, before any distribution shall be made or set apart for holders of Common Stock or any other class or series of capital stock ranking junior to the Series C Preferred Stock in respect of dividends or distributions upon liquidation. The holders of Series C Preferred Stock shall be entitled to no further participation in any remaining assets of the Corporation. If, upon any liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series C Preferred Stock and any other class or series of preferred stock ranking on a parity with the Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall constitute a liquidation as used in this Section (c).

         (d) Voting Rights. Except as required by law or indicated below, the holders of shares of the Series C Preferred Stock shall have no voting rights.

                  In addition to any other rights provided by law, so long as any shares of the Series C Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series C Preferred Stock, voting together as a class, amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws, as amended, or file any certificate of designations, preferences and rights of any series of preferred stock, if such action would materially and adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock. Nothing herein shall be deemed to restrict the Board of Directors from amending the terms hereof prior to the issuance of any shares of the Series C Preferred Stock.

         (e) Conversion. Except as set forth in the following paragraph, shares of the Series C Preferred Stock shall not be convertible into shares of Common Stock.

                  In the event that (i) J. Mack Robinson, his spouse, lineal descendants, any trust created and existing solely for the benefit of any such person or persons, or any corporation, partnership, limited liability company or any other entity that controls, is controlled by or under common control with, or is in any other way an affiliate of any of the foregoing (collectively, the "Affiliates"), "beneficially own" (as determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) less than 50.1% of the Common Stock or (ii) the Corporation or the Affiliates enter into a definitive agreement providing for the sale or transfer of all of the outstanding shares of Common Stock to a third party that does not control, is not controlled by or is not under common control with, or is not in any other way an affiliate of, any of the Affiliates, or the merger of the Corporation with another entity such that after giving effect to the merger, the Affiliates will no longer "beneficially own" at least 50.1% of the voting equity of the surviving corporation in the merger, then in each such event of the holders of the Series C Preferred Stock shall have conversion rights as follows:

                  (1) Right to Convert.

                           (A) Each share of the Series C Preferred Stock shall
                  be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock at the initial conversion rate of twenty-five and six one-hundredths (25.06) fully paid and nonassessable shares of Common Stock for each share of Series C Preferred Stock, subject, however, to the adjustments described below. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate."

                           (B) No fractional shares of Common Stock shall be
                  issued upon conversion of Series C Preferred Stock and if any shares of Series C Preferred Stock surrendered by a holder, in the aggregate, for conversion would otherwise result in a fractional share of Common Stock, then such fractional share shall be redeemed at the then effective Conversion Price (as hereinafter defined) per share, payable as promptly as possible when funds are legally available therefor.

                  (2) Mechanics of Conversion. Before any holder of shares of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and accompanied by properly executed stock powers, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if different from the name in which the Series C Preferred Stock being surrendered is registered, as shown on the books and records of the Corporation, and shall pay any applicable transfer tax. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way which might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of the Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. All certificates issued upon the exercise of the conversion shall contain a legend governing restrictions upon such shares imposed by applicable securities laws.

                  (3) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series C Preferred Stock, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

                  (4) Adjustments for Dividends, Distributions and Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder of such Common Stock Equivalents for the additional shares of Common Stock, without a proportionate and corresponding dividend or other distribution to holders of Series C Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed, for purposes of this Subsection (e)(4), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction,

                           (A) the numerator of which shall be the total number
                  of shares of Common Stock (x) issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding (not including any shares described in clause (y) immediately below), immediately prior to the time of such issuance or the close of business on such record date, plus
                  (y) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

                           (B) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

         provided, however, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this Subsection (e)(4) as of the time of actual payment of such dividends or distributions; or (ii) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease or increase in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; or (iv) in the event of issuance of Common Stock Equivalents which expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustments of the Conversion Rate shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustment shall be made in the manner provided in this Subsection (e)(4).

                  (5) Adjustment of Conversion Rate for Diluting Issues. The amount obtained by dividing One Hundred Dollars ($100.00) by the Conversion Rate shall be called the "Conversion Price." Except as otherwise provided in this Subsection (e)(5), in the event the Corporation after the Original Issue Date sells or issues any Common Stock or Common Stock Equivalents at a per share consideration (as defined below) less than the Conversion Price then in effect for the Series C Preferred Stock, then the Conversion Rate and the Conversion Price then in effect shall be adjusted as provided in paragraphs (A),
         (B) and (C) hereof. With respect to the sale or issuance of Common Stock Equivalents which are convertible into or exchangeable for Common Stock without further consideration, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents. With respect to the issuance of other Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents plus the total consideration receivable by the Corporation upon the conversion or exercise of such Common Stock Equivalents. The issuance of Common Stock or Common Stock Equivalents for no consideration or for less than $1.00 per share shall be deemed to be an issuance at a per share consideration of $1.00. In connection with the sale or issuance of Common Stock and/or Common Stock Equivalents for noncash consideration, the amount of consideration shall be determined by the Board of Directors. For the purposes of the foregoing, the per share consideration with respect to the sale or issuance of Common Stock or Common Stock Equivalents shall be the price per share received by the Corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs.

                  As used in this Subsection (e)(5), "Additional Shares of Common Stock" shall mean either shares of Common Stock issued subsequent to the Original Issue Date or, with respect to the issuance of Common Stock Equivalents subsequent to the Original Issue Date, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in exchange for, upon conversion of, or upon exercise of such Common Stock Equivalents.

                           (A) Upon each issuance of Common Stock for a per
                  share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series C Preferred Stock in effect on such date will be adjusted by multiplying it by a fraction:

                           (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock, plus the number of such Additional Shares of Common Stock so issued, and

                           (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate net consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase at the Conversion Price then in effect.

                           (B) Upon each issuance of Common Stock Equivalents,
                  exchangeable without further consideration into Common Stock, for a per share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series C Preferred Stock in effect on such date will be adjusted as in paragraph (A) of this Subsection (e)(5) on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of the Common Stock Equivalents, and the aggregate consideration received by the Corporation for such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (C) Upon each issuance of Common Stock Equivalents
                  other than those described in paragraph (B) of this Subsection (e)(5), for a per share consideration less than the Conversion Price in effect on the date of such issuance, the Conversion Rate of the Series C Preferred Stock in effect on such date will be adjusted as in paragraph (A) of this Subsection (e)(5) on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of such Common Stock Equivalents, and the aggregate consideration received and receivable by the Corporation on conversion or exercise of such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (D) Once any Additional Shares of Common Stock have
                  been treated as having been issued for the purpose of this Subsection (e)(5), they shall be treated as issued and outstanding shares of Common Stock whenever any subsequent calculations must be made pursuant hereto. On the expiration of any options, warrants or rights to purchase Additional Shares of Common Stock, the termination of any rights to convert or exchange for Additional Shares of Common Stock, the expiration of any options or rights related to such convertible or exchangeable securities on account of which an adjustment in the Conversion Rate has been made previously pursuant to this Subsection (e)(5) or the expiration or termination of any Common Stock Equivalents, then the Conversion Rate shall forthwith be readjusted to such Conversion Rate as would have been obtained had the adjustment made upon the issuance of such options, warrants, rights, securities or options or rights related to such securities or Common Stock Equivalents been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities or upon the exercise of the Common Stock Equivalents. Any readjustment of the Conversion Rate shall also cause an appropriate readjustment of the Conversion Price, calculated by dividing the readjusted Conversion Rate into the initial Conversion Price.

                           (E) The foregoing notwithstanding, no adjustment of
                  the Conversion Rate or Conversion Price shall be made as a result of the issuance of the following, but such shares of Common Stock shall be deemed to be outstanding upon issuance for all other purposes hereof:

                                    (w)      shares of Common Stock (i) issued
                                             or issuable to employee benefit
                                             plans (including, but not
                  limited to, stock option plans, tax-qualified employee retirement plans and current cash or stock bonus awards) of the Corporation, or to employees or beneficiaries pursuant to said plans whether currently in existence or hereafter adopted, and (ii) issuable upon conversion of shares of the Corporation's Series B Preferred Stock (such number to be appropriately adjusted in the event of any recapitalization, reorganization, stock dividend, stock split or similar event affecting the capital stock of the Corporation);

                           (x) any shares of Common Stock pursuant to which the Conversion Rate and Conversion Price have been adjusted under Subsection (3) or (4) of this Section (e);


                           (y) any shares of Common Stock issued pursuant to the exchange, conversion or exercise of any Common Stock Equivalents which have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued; or

                           (z) Common Stock issued or issuable with respect to which the holders of all the outstanding Series C Preferred Stock have waived in writing the right to any adjustment hereunder. In such event, such waiver shall be binding on all subsequent holders of Series C Preferred Stock.

                  (6) Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (e)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock, securities or assets of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (e) with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section (e) (including adjustment of the Conversion Rate and Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (7) No Adjustment. No adjustment to the Conversion Rate and Conversion Price shall be made if such adjustment would result in a change in the Conversion Price of less than one percent (l%). Any adjustment of less than one (1%) percent which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of one percent (1%) or more in the Conversion Price.

                  (8) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section (e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of Series C Preferred Stock.

                  (9) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities other than Series C Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series C Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                  (10) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (f) Redemption by Corporation. The Series C Preferred Stock may be redeemed for cash solely at the option of the Corporation, either in whole or in part, at any time or from time to time, at One Hundred Dollars ($100.00) per share, plus an amount equal to the amount of all dividends accrued but unpaid (whether or not declared) to the date fixed for redemption.

                  Unless full cumulative dividends on all outstanding shares of the Series C Preferred Stock shall have been or contemporaneously are declared and paid or set apart for payment for all past dividend periods, the Series C Preferred Stock may not be redeemed unless all outstanding preferred stock is redeemed, and neither the Corporation nor any subsidiary thereof may purchase any preferred stock, including shares of the Series C Preferred Stock, and neither the Corporation nor any subsidiary thereof may redeem or purchase any class or series of capital stock ranking junior to the Series C Preferred Stock in respect to dividends or distributions upon liquidation; provided, however, that the Corporation may complete the purchase or redemption of shares of preferred stock for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to such default in payment of dividends.

                  If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by the Corporation from outstanding shares not previously called for redemption, pro rata, by lot, or in such other equitable manner as the Board of Directors may determine.

                  Notice of any proposed redemption of Series C Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least thirty (30) days but not more than sixty (60) days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at such holder's address appearing on the books of the Corporation. On and after the date fixed for redemption dividends shall cease to accrue on the shares of Series C Preferred Stock called for redemption, whether or not the certificates for such shares are actually surrendered for redemption. All shares of Series C Preferred Stock redeemed pursuant to this Section (f) shall be restored to the status of authorized and unissued shares of preferred stock, undesignated as to series.

         (g) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States Postal Service, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.